UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005

Cotelligent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27412	94-3173918

(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)
655 Montgomery Street, Suite 1000 San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)

(415) 477-9900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 3.02.	Unregistered Sales of Equity Securities.

        On February 1, 2005 (the “Closing Date”), Cotelligent Inc. (the “Company) entered into a Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which the Company sold, and the Investors purchased, an aggregate of 1,550,000 shares of common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 1,550,000 shares of common stock (the “Warrant Shares”), at an offering price of $0.10 per share, for a total consideration of $155,000.00. The Company paid an aggregate finders fee of $11,500.00 in connection with such sale.

        Pursuant to the Purchase Agreement, the Company has agreed that, as promptly as reasonably practicable after the first anniversary of the Closing Date, the Company shall use its commercially reasonable efforts to prepare and file with the Securities and Exchange Commission on one occasion, a registration statement and such other documents as may be necessary in the advice of counsel for the Company, and use its commercially reasonable efforts to have such registration statement declared effective in order to comply with the provisions of the Securities Act of 1933, as amended, so as to permit (i) the registered resale of the Warrants and the exercise of the Warrants for Warrant Shares by persons to whom the Warrants are resold pursuant to such resale registration and (ii) the registered resale of the Shares and the Warrant Shares for a period of one (1) year following the date on which the registration statement is declared effective by each and every holder of Shares and Warrants sold pursuant to the Purchase Agreement who desires to register the resale of their Shares and Warrants.

        Each Warrant is exercisable for the purchase of one share of the Company’s common stock at an exercise price of $0.30 per share. The Warrants are immediately exercisable and expire three years from their date of issuance. The Company has the right to redeem all or any portion of the Warrants at any time at a price of $0.05 per share.

        The sale was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws, as a sale to “accredited investors” as defined in Rule 501(a) of the Securities Act.

        This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Shares, Warrant Shares or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

        A copy of the form of Purchase Agreement and the form of Warrant are attached hereto as exhibits. This summary description does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement and form of Warrant, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1	Form of Warrant issued by the Company to the Investors
10.1	Form of Purchase Agreement, by and between the Company and
the Investors

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTELLIGENT, INC. BY: /S/ James R. Lavelle —————————————— James R. Lavelle Chairman and Chief Executive Officer

Dated: February 7, 2005

Exhibit Index

Exhibit Number	Description
Exhibit No. 4.1	Form of Warrant issued by the Company to the Investors
Exhibit No. 10.1	Form of Purchase agreement, by and between the Company and
the Investors